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                                                                 EXHIBIT 99.3.1


                      CONSENT OF SALOMON SMITH BARNEY INC.


     We hereby consent to the use of our name and to the description of our opinion letter, dated the date of the Joint Proxy Statement/Prospectus referred to below, under the caption "Summary," "The Merger -- Background of the Merger," "The Merger -- Women.com's Reasons for the Merger" and "The Merger -- Opinion of Women.com's Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to, the Joint Proxy Statement/Prospectus of iVillage Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of iVillage Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                SALOMON SMITH BARNEY INC.





                                By: /s/ Salomon Smith Barney Inc.
                                    __________________________________________
                                    Managing Director

New York, New York

February 21, 2001